EXHIBIT 99.3

EXECUTIVE CHANGE OF CONTROL
AGREEMENT

THIS AGREEMENT dated as of August 20, 2007 is made by and between Mobile Satellite Ventures LP, a Delaware limited partnership (the "Company"), and James A. Wiseman (the "Executive").

WHEREAS, the Company considers it essential and in its best interests and in the best interests of its equity owners to foster the continuous employment of certain key management personnel, including the Executive; and

WHEREAS, the Company recognizes that the possibility of a Change of Control (as defined in Section 8.5 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its equity owners; and

WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1.  Defined Terms.  For purposes of this Agreement, definitions of certain capitalized terms used in this Agreement are provided in Section 8 and elsewhere in this Agreement.

2.  Term of Agreement.  This Agreement shall become effective on the date hereof and shall remain in effect indefinitely thereafter; provided, however, that (a) except as provided in clause (b) of this Section 2, either the Company or the Executive may terminate this Agreement by giving the other party at least one (1) year advance written notice of such termination, and (b) if a Change in Control shall have occurred during the term of this Agreement, this Agreement may not be terminated until all obligations of either party hereto have been performed in full and the Coverage Period has expired without the occurrence of a Triggering Event. Notwithstanding the foregoing, this Agreement shall terminate upon the Executive's attaining age sixty-five (65), the Executive's Disability or death, except as to obligations of the Company hereunder arising from a Change in Control and a Triggering Event that occurred prior to his having reached such age or prior to the occurrence of his Disability or death.

3.  Agreement of the Company.  In order to induce the Executive to remain in the employ of the Company, the Company agrees, under the terms and conditions set forth herein, that, upon the occurrence of both a Change in Control and a Triggering Event during the term of this Agreement, the Company shall provide to the Executive the benefits described in Sections 3.1 through 3.3 below (the "Severance Benefits"), unless prior to the date of any Triggering Event, the Executive's employment with the Company has been terminated by the Executive for other than Good Reason or by the Company for Cause or due to the Executive's Disability or death.

3.1         Lump-Sum Severance Payment.  In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum severance payment, in cash, without discount, equal to the sum of (i) the Executive's Annual Base Salary and (ii) the Executive’s Average Bonus.

3.2         Vesting of Options.  The vesting of all options to purchase securities of the Company granted to the Executive pursuant to the Company's 2001 Unit Incentive Plan, as adopted by the Company on December 17, 2001, and amended on January 24, 2003, or any other Company plan that are then held by the Executive shall be accelerated to the Date of Termination and shall continue to be exercisable for a two-year period after such acceleration; any provision contained in the agreement(s) under which such options were granted that is inconsistent with the foregoing is hereby modified to the extent necessary to provide for such acceleration; such acceleration shall not apply to any option that by its terms would vest prior to the date provided for in this Section 3.2.

3.3         Continued Benefits.  For a twelve (12) month period (or, if less, the number of months from the Date of Termination until the date the Executive will reach age sixty-five (65)) after the Date of Termination (the "Benefits Period"), the Company shall provide the Executive with group term life insurance, health insurance, accident and long-term disability insurance benefits (collectively, "Welfare Benefits") substantially similar in all respects to those that the Executive was receiving immediately prior to the Date of Termination (without giving effect to any reduction in such benefits subsequent to a Potential Change in Control or a Change in Control).  During the Benefits Period, the Executive shall be entitled to elect to change his or her level of coverage and/or his or her choice of coverage options (such as Executive only or family medical coverage) with respect to the Welfare Benefits to be provided by the Company to the Executive to the same extent that actively employed senior executives of the Company are permitted to make such changes; provided, however, that in the event of any such changes the Executive shall pay the amount of any cost increase that would actually be paid by an actively employed senior executive of the Company by reason of making the same changes in his or her level of coverage or coverage options.

3.4         Terminations in Anticipation of Change in Control.  The Executive shall be entitled to the Severance Benefits under Section 3 hereof if the Executive's employment is terminated by the Company without Cause prior to a Change in Control and such termination of employment (a) was at the request of a third party which has taken steps reasonably calculated to effect a Change in Control or (b) otherwise arose in anticipation of a Change in Control, in each case as determined by the Board or the Compensation Committee of the Company and/or its general partner.  The Executive shall be entitled to the Severance Benefits under Section 3 hereof if the Executive terminates his or her employment prior to a Change in Control if at the time of such termination a circumstance or event which would constitute Good Reason after a Change in Control has occurred (a) at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (b) in anticipation of a Change in Control, in each case as determined by the Board or the Compensation Committee of the Company and/or its general partner.

4.  Certain Limitations on Payments and Benefits.    The Severance Benefits payable under Section 3.1 hereof shall be reduced by the amount of any other payment or the value of any benefit received or to be received by the Executive that, in the opinion of tax counsel ("Tax Counsel") selected by the Executive and acceptable to the Company's independent auditors, is likely to constitute a "parachute payment" under section 280G(b)(2) of the Code (whether pursuant to the terms of this Agreement or any other plan, agreement or arrangement with the Company or any subsidiary, any person whose actions result in a Change in Control, or any person affiliated with the Company or such person) unless (A) the Executive shall have effectively waived his receipt or enjoyment of such payment or benefit prior to the date of payment of such Severance Benefits, (B) or in the opinion of Tax Counsel, the Severance Benefits (in their full amount or as partially reduced under this Section 4, as the case may be) plus all other payments or benefits that constitute "parachute payments" within the meaning of section 280(b)(2) of the Code are likely to be reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4) of the Code or are otherwise not likely to be subject to disallowance as a deduction by reason of section 280G of the Code.  The value of any noncash benefit or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of section 280G(d)(3) and (4) of the Code.

5.  Timing of Payments.  The payment provided for in Section 3.1 hereof shall be made on the Date of Termination, provided, however, that if the amounts of such payment cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payment and shall pay the remainder of such payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code from the Date of Termination to the payment of such remainder) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination.  In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code from the Date of Termination to the repayment of such excess).

6.  Termination Procedures.

6.1         Notice of Termination.  After a Change in Control, any termination of the Executive's employment (other than by reason of death) must be preceded by a written Notice of Termination from the terminating party to the other party hereto in accordance with Section 7.5 hereof.  For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall (i) specify the date of termination (the "Date of Termination") which shall not be more than sixty (60) days from the date such Notice of Termination is given, (ii) indicate the notifying party's opinion regarding the specific provisions of this Agreement that will apply upon such termination and (iii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for the application of the provisions indicated.  Termination of the Executive's employment shall occur on the specified Date of Termination even if there is a dispute between the parties pursuant to Section 6.2 hereof relating to the provisions of this Agreement applicable to such termination.

6.2         Dispute Concerning Applicable Termination Provisions.  If within thirty (30) days of receiving the Notice of Termination the party receiving such notice notifies the other party that a dispute exists concerning the provisions of this Agreement that apply to such termination, the dispute shall be resolved either by mutual written agreement of the parties or by expedited commercial arbitration under the rules of the American Arbitration Association, pursuant to the procedures set forth in Section 7.14 herein.  The parties shall pursue the resolution of such dispute with reasonable diligence.  Within five (5) days of such a resolution, any party owing any payments pursuant to the provisions of this Agreement shall make all such payments together with interest accrued thereon at the rate provided in Section 1274(b)(2)(B) of the Code.

7.  Miscellaneous.

7.1         No Mitigation.  The Company agrees that, if the Executive's employment by the Company is terminated in a manner that results in the payment of Severance Benefits hereunder, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement.   Further, the amount of any payment or benefit provided for under this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

7.2         Successors.  In a transaction constituting a Change of Control or if the Board otherwise determines to reorganize the Company, in addition to any obligations imposed by law upon any successor to the Company, the Company shall be obligated to require any successor (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, or, in the alternative, shall otherwise adequately provide for performance of the Company’s obligations hereunder in the judgment of the Board or the Compensation Committee of the Company and/or its general partner.

7.3         Incompetency.  Any benefit payable to or for the benefit of the Executive, if legally incompetent, or incapable of giving a receipt therefor, shall be deemed paid when paid to the Executive's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company.

7.4         Death.  This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

7.5         Notices.  For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

Mobile Satellite Ventures LP
10802 Parkridge Boulevard
Reston, Virginia  20191-5416

Attention:  Secretary or Legal Counsel

To the Executive:

James A. Wiseman
1904 Trumpet Court
Vienna, A 22812

7.6         Modification, Waiver.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board or its delegee.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7.7         Entire Agreement.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.  Executive and Company agree that this Agreement shall supersede and entirely replace any prior agreements between the Company and the Executive regarding Change in Control.

7.8         Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws thereof.

7.9         Statutory Changes.  All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

7.10       Withholding.  Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

7.11       Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7.12       No Right to Continued Employment.  Nothing in this Agreement shall be deemed to give any Executive the right to be retained in the employ of the Company, or to interfere with the right of the Company to discharge the Executive at any time and for any lawful reason, subject in all cases to the terms of this Agreement.

7.13       No Assignment of Benefits.  Except as otherwise provided herein or by law, no right or interest of any Executive under the Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Executive under this Agreement shall be liable for, or subject to, any obligation or liability of such Executive.

7.14       Arbitration Procedures.  All disputes relating to this Agreement, including without limitation any disputes under Section 6.2 hereof, shall be submitted to expedited commercial arbitration under the rules of the American Arbitration Association in Washington, D.C., with an arbiter who is mutually acceptable to both parties being selected to preside over such arbitration.  The Federal Rules of Evidence shall apply, and the arbiter shall establish the applicable rules of discovery.  The prevailing party in any arbitration shall be entitled to recover from the other party all fees and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred in connection with such arbitration.  The arbiter shall determine the scope of arbitrability.  The only judicial relief shall be (a) interim equitable relief and (b) relief in aid of or to enforce arbitration.

7.15       Headings.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Agreement, and shall not be employed in the construction of this Agreement.

8.  Definitions.

8.1         "Annual Base Salary" means the greater of (a) the Executive's highest annual base salary in effect during the one (1) year period preceding a Change in Control and (b) the Executive's highest annual base salary in effect during the one (1) year period preceding the Executive's Date of Termination.

8.2         “Average Bonus” means the greater of (a) the Executive’s average annual bonus for the two fiscal years (or such shorter period (which shall be annualized) during which the Executive has been employed by the Company) immediately preceding the fiscal year in which a Change of Control occurs and (b) the Executive’s average bonus for the two fiscal years (or such shorter period (which shall be annualized) during which the Executive has been employed by the Company) immediately preceding the fiscal year which includes the Executive’s Date of Termination.  For purposes of the foregoing definition, references to the “Company” and references to employment by the “Company” shall be deemed also to refer to the Executive’s employment by the Company’s predecessor(s) in the mobile satellite services business, including Motient Corporation and affiliates and TMI Communications and Company, Limited Partnership.

8.3         "Board" means the Board of Directors of the Company’s general partner, Mobile Satellite Ventures GP Inc.

8.4         "Cause" means:

(a)  the willful and continued failure of the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of the Company which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties;

(b)  the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company;

(c)  personal dishonesty or breach of fiduciary duty to the Company that in either case results or was intended to result in personal profit to the Executive at the expense of the Company; or

(d)  willful violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment or supervisory agreement, which violation is materially and demonstrably injurious to the Company.

For purposes of the preceding clauses, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company.  Any act, or failure to act, based upon prior approval given by the Board or upon the instructions or with the approval of the Executive's superior or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.  The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive, as part of the Notice of Termination, a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for the purpose of considering such termination (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in clause (a), (b), (c), or (d) above, and specifying the particulars thereof in detail.

8.5         A "Change in Control" means the occurrence of any of the following events after the date hereof:

(a)  any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Partnership, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) (other than persons who are Members of the Partnership or Affiliates immediately prior to the transaction) of securities of the Partnership representing 50% or more of the combined voting power of the Partnership's then outstanding securities, other than in place as of the date hereof;

(b) the dissolution or liquidation of the Partnership or a merger, consolidation, or reorganization of the Partnership with one or more other entities in which the Partnership is not the surviving entity, or the sale of substantially all of the assets of the Partnership to another person or entity;

(c)  any transaction (including without limitation a merger or reorganization in which the Partnership is the surviving entity) which results in any person or entity (other than persons who are Members of the Partnership or Affiliates immediately prior to the transaction) owning more than 50% of the combined voting power of all classes of securities/interests of the Partnership; or

(d)  individuals who at the beginning of any two-year period constitute the Board, plus new directors of the Partnership whose election or nomination for election by the Partnership's Members is approved by a vote of at least two-thirds of the directors of the Partnership still in office who were directors of the Partnership at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board.

Notwithstanding the immediately foregoing, a Change of Control shall not be deemed to occur solely as a result of any of the following: (i) an initial public offering by the Partnership or any successor thereto, (ii) the consummation of the conversion of the Partnership or its business into a corporation, or (iii) a transaction, or series of related transactions, the result of which is that either SkyTerra share ownership and rights in SkyTerra or Motient, as the case may be (excluding, if applicable, any structures designed specifically to address an individual investor’s tax situation), generally reflects the pre-transaction beneficial ownership structure of the Partnership (including pre-transaction indirect ownership by the beneficial shareholders of SkyTerra and Motient).  For purposes of the foregoing definition, references to the Company's outstanding securities shall also be deemed to include the outstanding securities of the Company’s general partner, Mobile Satellite Ventures GP Inc.

8.6         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

8.7         "Company" means Mobile Satellite Ventures LP.  If the Executive is or becomes employed by a direct or indirect Subsidiary of Mobile Satellite Ventures LP, the "Company" shall also be deemed to refer to the Subsidiary thereof by which the Executive is employed.  In such case, references to payments, benefits, privileges or other rights to be accorded by the "Company" shall be deemed to include such payments, benefits, privileges or other rights to be provided by the Subsidiary by which the Executive is employed or Mobile Satellite Ventures LP, as the case may be, to correspond to the corporate entity obligated to make payments or provide benefits, privileges or other rights pursuant to employee benefit plans affected by the provisions hereof, and in the absence of any such existing plans or provisions, such reference shall be deemed to be to Mobile Satellite Ventures LP.

8.8         "Coverage Period" means the period commencing on the date on which a Change in Control occurs and ending on the second anniversary date thereof.

8.9         "Date of Termination" has the meaning assigned to such term in Section 6.1 hereof.

8.10       "Disability" means the complete disability of the Executive under the Company's disability policy, as in effect from time to time.

8.11       "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

8.12       "Good Reason" means:  the occurrence during the Coverage Period of any of the following events:

(a)  the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to a Change in Control or any other action by the Company which results in a diminution in any respect in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(b)   a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

(c)   the Company's requiring the Executive to be based at any office or location that is more than fifty (50) miles from the Executive's office or location immediately prior to a Change in Control;

(d)  the failure by the Company (a) to continue in effect any compensation plan in which the Executive participates immediately prior to a Change in Control that is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (b) to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, than existed immediately prior to a Change in Control;

(e)  the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, disability or other welfare plans in which the Executive was participating immediately prior to a Change in Control;

(f)  the failure by the Company to pay to the Executive any deferred compensation when due under any deferred compensation plan or agreement applicable to the Executive; or

(g)   the failure by the Company to honor all the terms and provisions of this Agreement.

8.13       "Notice of Termination" shall have the meaning assigned to such term in Section 6.1 hereof.

8.14       "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act and shall also include any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

8.15       "Severance Benefits" has the meaning assigned to such term in Section 3 hereof.

8.16       "Triggering Event" means (i) the termination of the Executive's employment by the Company at any time during the Coverage Period, other than a termination for Cause or a termination due to the Executive's Disability or death or (ii) a termination of the Executive's employment by the Executive at any time during the Coverage Period when Good Reason exists.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer, thereunto duly authorized, and the Executive has executed this Agreement, all as of the day and year first above written.

MOBILE SATELLITE VENTURES LP

By:	/s/ ALEXANDER H. GOOD
Name:	Alexander H. Good
Title:	Vice Chairman, Chief
Executive Officer and President

/s/ JAMES WISEMAN
James A. Wiseman